Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Edward L. Cahill and Vincent J. Fabiani, his true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself as an individual or in his capacity as a direct or indirect general partner, director, officer, manager or member of any partnership, corporation or limited liability company, pursuant to section 13 or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the Financial Industry Regulatory Authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

[Remainder of Page Blank; Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 25th day of November 2013.

/s/ Edward L. Cahill
Edward L. Cahill

/s/ Peter J. Grua
Peter J. Grua

/s/ Russell T. Ray
Russell T. Ray

HLM VENTURE ASSOCIATES II, L.L.C.

/s/ Edward L. Cahill
Edward L. Cahill, Authorized Signatory

HLM VENTURE PARTNERS II, L.P.

By:	HLM Venture Associates II, L.L.C.
Its:	General Partner

/s/ Edward L. Cahill
Edward L. Cahill, Authorized Signatory